ASSET PLEDGE AGREEMENT


     THIS ASSET PLEDGE AGREEMENT dated this 6th day of June, 2002, between U.S. Crude, Ltd., a corporation organized under the laws of the State of Nevada ("US Crude"); United States Crude International, Inc., a corporation organized under the laws of the State of Nevada and a wholly-owned Subsidiary of US Crude ("USCU"); Equity Planners, LLC, Sea Lion Investors, LLC, and Myrtle Holdings, LLC (collectively, the "Accredited Investors").

               W     I     T     N     E     S     S     E     T     H  :

     WHEREAS, an entity known as USCR Acquisition Corp. ("Acquisition Corp.") and the Accredited Investors entered into that certain Subscription Agreement dated August 1, 2001 (the "Subscription Agreement") pursuant to which Acquisition Corp. issued to the Accredited Investors its $1,000,000.00 Senior Subordinated Convertible Redeemable Debentures (the "Convertible Debentures"), convertible, from time to time, into authorized but unissued shares of Acquisition Corp. Common Stock;

     WHEREAS, as a result of a Merger between US Crude and Acquisition Corp., the rights and obligations of Acquisition Corp. with respect to, and under the Subscription Agreement and the Convertible Debentures enured to the benefit of and became binding upon US Crude and the Accredited Investors;

     WHEREAS, in order to avoid a default under the Subscription Agreement and the Convertible Debentures, US Crude wished to provide the Accredited Investors with enhanced security with respect to their investment in US Crude by transferring its assets and liabilities to its wholly-owned Subsidiary, USCU, pursuant to the Laws of the State of Nevada, in pledge to secure its indebtedness to the Accredited Investors;

     WHEREAS, US Crude has transferred its assets to USCU in pledge to secure its indebtedness to the Accredited Investors; and

     WHEREAS, USCU now wishes to pledge its assets (those formerly belonging to US Crude) to the Accredited Investors to further secure the debt evidenced by the Convertible Debentures.


          N    O    W         T    H    E    R    E    F   O   R    E ,

     For good and valuable consideration, including a desire of all the Parties to avoid a default under the Subscription Agreement and the Convertible Debentures, US Crude and USCU agree as follows:

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1.  PLEDGE  OF  COLLATERAL.

     USCU hereby pledges to the Accredited Investors and grants to the Accredited Investors a security interest in all the assets ("the Pledged Collateral") set forth in the USCU's Balance Sheet dated June __________, 2002 (the "Balance Sheet"), as security for the prompt performance of all of USCU's obligations under the Subscription Agreement and the Convertible Debentures.


2.  REPRESENTATIONS,  WARRANTIES  AND  COVENANTS.

     USCU represents and warrants to and covenants with the Accredited Investors that:

          (a)  Except  as set forth in the Balance Sheet, the Pledged Collateral
is  owned  by     USCU  free  and  clear  of  any  security  interests,  liens, encumbrances, options or other restrictions created by USCU, except for the security interest in favor of the Accredited Investors created hereby;

          (b)  USCU  will  not assign, create or permit to exist any other claim
to,  lien  or     encumbrance  upon,  or security interest in any of the Pledged
Collateral;  and

          (c) The Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and USCU knows of no reasonable grounds for the institution of any such proceedings.


3.  EVENTS  OF  DEFAULT.

     Each of the following shall constitute an event of default ("Event of Default") hereunder:

          (a)  The  occurrence  of  an  Event  of Default under the Subscription
Agreement  or     the  Convertible  Debentures;  or

          (b)  The  breach  of  any  provision  of this Agreement by USCU or the
failure  by     USCU  to  observe  or  perform  any  of  the  provisions of this
Agreement.

4.  THE  ACCREDITED  INVESTORS'S  REMEDIES  UPON  DEFAULT.

     Upon the occurrence of an Event of Default, the Accredited Investors shall have the right to exercise all such rights as a secured party under the Nevada Uniform Commercial Code as they, in their sole judgment, shall deem necessary or appropriate, including the right to liquidate the Pledged Collateral and apply the proceeds thereof to reduce the principal amount outstanding under the Subscription Agreement or the Convertible Debentures. After the disposal of any of the Pledged Collateral, the Accredited Investors may deduct all reasonable legal and other expenses and attorney's fees for protecting their interest and enforcing their remedies under the Subscription Agreement or the Convertible Debentures and this Agreement and shall apply the residue of the proceeds to, or hold as a reserve against, the obligations of USCU under the Subscription Agreement or the Convertible Debentures in such manner as the Accredited
Investors in their reasonable discretion shall determine, and shall pay the balance, if any to USCU.

5.  NOTICES.

     (a) Any notice, request, instruction or other document required by the terms of this Agreement to be given to any other Party hereto shall be in writing and shall be given either

          (i)  by  telephonic  facsimile,  in  which  case  notice  shall  be
presumptively     deemed  to  have  been given at the date and time displayed on
the  sender's     transmission  confirmation  receipt  showing  the  successful
receipt  thereof  by  the     recipient;

          (ii) by hand delivery or Federal Express or other method in which the date of delivery is recorded by the delivery service, in which case notice shall be presumptively deemed to have been given at the time that records of the delivery service indicate the writing was delivered to the addressee;

          (iii)  by  prepaid  telegram,  in  which  case  notice  shall  be
presumptively     deemed  to have been given at the time that the records of the
telegraphic agency     indicate that the telegram was telephoned or delivered to
the  recipient  or     addressee,  as  the  case  may  be;  or

          (iv) by U.S. mail to be sent by registered or certified mail, postage prepaid, with return receipt requested, in which case notice shall be presumptively deemed to have been given forty-eight (48) hours after the letter was deposited with the United States Postal Service.

     (b)  Notice  shall  be  sent:

          (i)  If  to  the  USCU,  to:

               Tony  Miller,  President
               United  States  Crude  International,  Inc.
               25809  Business  Center  Drive
               Suite  D
               Redland,  Ca  92374

               Telephone  Number:               (888)     872  -  7833
               Facsimile  Telephone  Number:    (909)     796  -  4048

          with  a  copy  (which  shall  not  constitute  notice)  to:

               Guy  K.  Stewart,  Jr.,  Esq.
               1701  South  Flagler  Drive
               Number  1408
               West  Palm  Beach,  Florida  33401

               Telephone  Number:               (561)     659  -  1810
               Facsimile  Telephone  Number:    (561)     659  -  3888

          (ii)  If  to  the  Accredited  Investors,  to:

               Equity  Planners  LLC
               Quadrant  Center,  5445  DTC  Parkway,
               Penthouse  Four
               Greenwood  Village,  Colorado  80111
               Fax:  303-771-4758

               Sea  Lion  Investors  LLC
               1400  16th  Street,  Suite  400
               Denver,  Colorado  80202
               Fax:  720-932-8100

               Myrtle  Holdings  LLC
               370  Interlocken  Boulevard,  4th  Floor
               Broomfield,  Colorado  80021
               Fax:  303-474-1705

          (iii)  or  to  such  other  address  as  a Party may have specified in
writing  to  the  other     Parties using the procedures specified above in this
Section.


6.  APPLICABLE  LAW;  RESOLUTION  OF  DISPUTES;  VENUE.

     (a) This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Colorado, without giving effect to the, principles of conflicts of Law thereof.

     (b) The Parties hereto irrevocably agree and consent that all disputes concerning this Agreement or any claim or issue of any nature (whether brought by the Parties hereto or by any other person whatsoever) arising from or relating to this Agreement or to the corporate steps taken to enter into it (including, without limitation, claims for alleged fraud, breach of fiduciary duty, breach of contract, tort, etc.) which cannot be resolved within reasonable time through discussions between the opposing entities, shall be resolved solely and exclusively by means of arbitration to be conducted in the City of Denver, Colorado, which arbitration will proceed in accordance with the rules of the American Arbitration Association (or any successor organization thereto) then in force for resolution of commercial disputes.

     (c) The Arbitrators themselves shall have the right to determine and to arbitrate the threshold issue of arbitrability itself, the decision of the Arbitrators shall be final, conclusive, and binding upon the opposing entities, and a judgment upon the award may be obtained and entered in any federal or state court of competent jurisdiction.

     (d) Each entity or Party involved in litigation or arbitration shall be responsible for its own costs and expenses of any litigation or arbitration proceeding, including its own attorney's fees (for any litigation, arbitration, and any appeals).

7.  JURISDICTION  OF  DISPUTES;  WAIVER  OF  JURY  TRIAL.

     In the event any party to this Agreement commences any litigation, proceeding or other legal action in connection with or relating to this Agreement or any matters described or contemplated herein or therein, with respect to any of the matters described or contemplated herein or therein, the Parties to this Agreement hereby:

     (a) agree as an alternative method of service to service of process in any legal proceeding by mailing of copies thereof to such party at its address set forth here in for communications to such party;

     (b) agree that any service made as provided herein shall be effective and binding service in every respect; and

     (c) agree that nothing herein shall affect the rights of any party to effect service of process in any other manner permitted by Law; and

EACH PARTY HERETO WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY DISPUTE IN CONNECTION WITH OR RELATING TO THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY MATTERS DESCRIBED OR CONTEMPLATED HEREIN OR THEREIN, AND AGREE TO TAKE ANY AND ALL ACTION NECESSARY OR APPROPRIATE TO EFFECT SUCH WAIVER.

8.  WAIVERS.

     (a) The failure of a Party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same.

     (b) No waiver by a Party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.


     9.  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, and by different Parties hereto in separate counterparts, each of which when so executed shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.  INTERPRETATION.

     (a) The headings preceding the text of Articles and Sections included in this Agreement and the headings to Exhibits attached to this Agreement are for convenience only and shall not be deemed part of this Agreement or be given any effect in interpreting this Agreement.

     (b) The use of the masculine, feminine or neuter gender herein shall not limit any provision of this Agreement. The use of the terms "including" or "include" shall in all cases herein mean "including, without limitation" or "include, without limitation", respectively.

     (c) Underscored references to Articles, Sections, Subsections or Exhibits shall refer to those portions of this Agreement.

     (d) Consummation of the transactions contemplated herein shall not be deemed a waiver of a breach of or inaccuracy in any representation, warranty or covenant or of any party's rights and remedies with regard thereto.

     (e) No specific representation, warranty or covenant contained herein shall limit the generality or applicability of a more general representation, warranty or covenant contained herein.

     (f) A breach of or inaccuracy in any representation, warranty or covenant shall not be affected by the fact that any more general or less general representation, warranty or covenant was not also breached or inaccurate.

11.  ASSIGNMENT.

     (a) This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective estates, heirs, legal representatives, successors and assigns.

     (b) No assignment of any rights or obligations hereunder may be made by the Plegor without the prior written consent of the Buyer.

     (c) The Buyer may freely assign its rights and obligations hereunder without the consent of the Seller or of the Accredited Investors, and upon such assignment, the rights and obligations of the Buyer under this Agreement shall be binding upon and inure to the benefit of the Buyer's Assignee or its Successor in interest, as the case may be be.

12.  SEVERABILITY.

     If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforce ability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

13.  REMEDIES  CUMULATIVE.

     Unless otherwise specified, the remedies provided in this, Agreement shall be cumulative and shall not preclude the assertion or exercise of any other rights or remedies available by law, in equity or otherwise.

14.  ENTIRE  UNDERSTANDING.

     This Agreement and the Related Agreements set forth the entire agreement and understanding of the Parties hereto and supersede any and all prior agreements, arrangements and understandings among the Parties.

15.  TIME  OF  ESSENCE.

     Time is of the essence for the performance of all obligations set forth in this Agreement.

16.  SURVIVAL.

     All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

THE  ACCREDITED  INVESTORS:

Equity  Planners,  LLC

By:  /s/ Joel Greenfeld
     ________________________
     Principle


Sea  Lion  Investors,  LLC

By:  /s/ Ester Gluck
     ________________________
     Principle


Myrtle  Holdings,  LLC

By:  /s/ Goldie Caufman
     ________________________
     Principle


US  CRUDE:

U.S.  Crude,  Ltd.

By:  /s/ Anthony Miller
     ___________________________
     Anthony  Miller,  President


USCU:

United  States  Crude  International,  Inc.

By:  /s/ Anthony Miller
     ___________________________
     Anthony  Miller,  President